EXHIBIT 10.3

Exhibit A
401(k) Plan
Amendment Number 5
and Plan of Merger

CLECO POWER LLC
                                              401(k) SAVINGS AND INVESTMENT PLAN
(As Amended and Restated Effective October 1, 2005)

Amendment Number 5 and
Plan of Merger with

Cleco Energy LLC 401(k) Savings and Investment Plan

WHEREAS, following the termination of all employees of Cleco Energy LLC ("Cleco Energy"), Cleco Energy terminated future contributions to the Cleco Energy LLC 401(k) Savings and Investment Plan (the "Cleco Energy Plan") effective as of May 1, 2007; and

WHEREAS, no Cleco Energy Plan participant is employed by Cleco Energy and no Cleco Energy Plan participant is considered to be employed by Cleco Energy under Internal Revenue Code Sections 414(b), (c), (m), or (n); and

WHEREAS, not all Cleco Energy Plan participants have taken a distribution of their account balances under the Cleco Energy Plan; and

WHEREAS, Pursuant to Section 10.7 of the Cleco Energy Plan, Cleco Energy desires to merge the remaining assets of the Cleco Energy Plan into the Cleco Power LLC 401(k) Savings and Investment Plan (the "Cleco Power Plan"), which is sponsored by Cleco Power LLC ("Cleco Power");

NOW THEREFORE BE IT KNOWN THAT, Cleco Power and Cleco Energy hereby adopt the following amendment to the Cleco Power Plan and the Cleco Energy Plan.

1.
Amendment. The provisions of this Amendment Number 5 and Plan of Merger ("Plan of Merger") shall form a part of the Cleco Power Plan and shall be effective as of the date set forth below. Except as provided otherwise herein, capitalized terms shall have the meaning assigned to them in the Cleco Power Plan.

2.
Plan Document Restatement. Except as expressly provided in this Plan of Merger, the Cleco Energy Plan is amended and restated, in its entirety, effective as of 12:00 a.m. March 1, 2009, in the form of the Cleco Power Plan.

3.
Merger. Effective as of 12:00 a.m. March 1, 2009 (the "Merger Date"), the Cleco Energy Plan shall be merged into and form a part of the Cleco Power Plan, subject to the terms and conditions of this Plan of Merger. The Cleco Power Plan shall assume liability for the account balances of the Cleco Energy Plan participants.

Exhibit A 401(k) Plan Amendment Number 5 and Plan of Merger Page 2 of 3

4.
Merged Interest. The term "Merged Interest" means the amount allocated to a Participant as of the Merger Date under the Cleco Energy Plan. Such Merged Interest shall be determined without regard to any vesting schedule imposed under the Cleco Energy Plan (participants in the Cleco Energy Plan were at all times 100% vested in their Cleco Energy Plan benefits). The term "Merged Interest" shall be deemed to include any income, gains or losses allocated, from time to time, according to the provisions of the Cleco Energy Plan and this Plan of Merger. With respect to the merger, the following conditions will apply:

a.	The sum of the account balances in each plan shall equal the fair market value (determined as of the Merger Date) of the entire Cleco Power Plan assets after the merger.

b.	The assets of each plan shall be combined to form the assets of the Cleco Power Plan as merged.

c.
Immediately after the merger, each Participant in the Cleco Power Plan as merged shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately before the merger.

5.
Investment of Merged Interest. As soon as practicable after the Merger Date, the Merged Interest of each Participant shall be invested according to the instructions of each Participant or as otherwise set forth in the Cleco Power Plan. Notwithstanding the preceding sentence, the Merged Interest of any Participant or group of Participants may be held for a reasonable period in cash, cash equivalent investments, or other investments intended to preserve principal, without liability for loss of investment earnings. Any income or loss accruing hereunder shall be allocated to the affected Merged Interest or group of interests or applied to the payment of the fees and expenses of the Cleco Energy Plan in an equitable manner. Such allocation need not be consistent with the terms of the Cleco Power Plan otherwise governing allocations.

6.
Counterparts. This Plan of Merger may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, which may be evidenced by any one counterpart.

Exhibit A 401(k) Plan Amendment Number 5 and Plan of Merger Page 3 of 3

IN WITNESS WHEREOF, this instrument has been executed by duly authorized officers of Cleco Power and Cleco Energy.

Witnesses:	Cleco Power LLC

/s/ Shelly Malone	By: /s/ G.W. Bausewine
Its: Senior Vice President – Corp. Services
/s/ Sallee Roberts	Date: 2/24/09

Witnesses:	Cleco Energy LLC

/s/ Linda V. Smith	By: /s/ Darren Olagues
Its: President and Chief Executive Officer
/s/ Jill M. Kelone	Date: 2/23/09